UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2015

_______________________________________________________________

PRIME GLOBAL CAPITAL GROUP INCORPORATED

(Exact name of registrant as specified in its charter)

NEVADA	000-54288	26-4309660
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

E-5-2, Megan Avenue 1, Block E

Jalan Tun Razak

50400 Kuala Lumpur, Malaysia

(Address of principal executive offices) (Zip Code)

+603 2162 0773
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Such forward-looking statements involve risks and uncertainties, including, among other things, statements regarding our business strategy, future revenues and anticipated costs and expenses. Such forward-looking statements include, among others, those statements including the words "expects," "anticipates," "intends," "believes" and similar language.  Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. You should carefully review the risks described in other documents we file from time to time with the Securities and Exchange Commission. You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this report. We undertake no obligation to publicly release any revisions to the forward-looking statements or reflect events or circumstances after the date of this document.

Item 1.01 Entry into a Material Definitive Agreement.

Suspension of Direct Operations of Oil Palm Plantation and Contract of Operations to Third Party

On September 23, 2015, our Board of Directors approved the temporary suspension of direct operation of the Company’s oil palm plantation due to challenges associated with labor shortages and labor management. Concurrently, our Board of Directors approved contracting out the management and operation of our oil palm plantation to BJ Bentong Trading Company, or BJ, in accordance with the terms and conditions of an Agreement for Rental of oil Plantation, or the Tenancy Agreement.

Pursuant to the Tenancy Agreement, BJ is entitled to manage the plantation, harvest and sell oil palm fresh fruit bunches and receive all proceeds related thereto for an aggregate rental fee of One Million and Fifty Thousand Malaysian Ringgits (RM 1,050,000). BJ is obligated to manage the plantation in compliance with certain restrictions set forth in the Tenancy Agreement.

The Tenancy Agreement is made effective September 21, 2015, and expires March 20, 2018. BJ has the option of extending the term by a period of six (6) months at a mutually acceptable rental rate. We, through our subsidiary, are entitled to terminate the Tenancy Agreement if BJ fails to rectify unsatisfactory or incomplete work on the plantation.

The Board expects that as a result of the Tenancy Agreement, its plantation revenue for 2016 will experience a decrease of approximately 25% as compared to 2015 plantation revenue with the cost of revenue associated with its plantation operations also decreasing. The Board expects to monitor its plantation operations in the near future to determine whether the Company will resume direct operations, continue such contracting arrangement or sell the oil palm plantation.

The foregoing description of the Tenancy Agreement is qualified in its entirety by reference to the Tenancy Agreement, which is filed as Exhibit 10.1 to this Current Report and incorporated herein by reference.

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Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Agreement for Rental of Oil Palm Land, effective September 21, 2015, by and between Virtual Setup Sdn. Bhd. and BJ Bentong Trading.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIME GLOBAL CAPITAL GROUP INCORPORATED
Dated: September 23, 2015

	By:	/s/ Liong Tat Teh
Liong Tat Teh
Chief Financial Officer

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